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                                                                   EXHIBIT 10.17

                                 AMENDMENT NO. 2
                                       TO
                          SECURITIES PURCHASE AGREEMENT

         This Amendment No. 2 to Securities Purchase Agreement ("Amendment No. 2") is made as of April 2, 2004 by and among HEALTH FITNESS CORPORATION, a Minnesota corporation (the "Company"), HEALTH FITNESS REHAB, INC., a Minnesota corporation ("Rehab"), FITNESS CENTERS OF AMERICA, a California corporation ("Fitness"), HEALTH FITNESS CORPORATION OF CANADA, INC., an Alberta, Canada corporation ("HFC Canada"), and BAYVIEW CAPITAL PARTNERS LP, a Delaware limited partnership ( the "Purchaser"). The Company, Rehab, Fitness, and HFC Canada are referred to in this Amendment No. 2 each individually as a "Loan Party" and collectively as the "Loan Parties."

                                   BACKGROUND

         A. The Loan Parties and the Purchaser entered into a Securities Purchase Agreement dated as of August 25, 2003, as amended by Amendment No. 1 dated as of December 5, 2003 (the "Agreement").

         B. Section 9.01(p) of the Agreement provides that it is an Event of Default if any financial covenant set forth in the Financial Covenants Rider becomes inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods. The Senior Cash Flow Leverage covenant and the Senior Leverage Ratio covenant became inapplicable as of March 31, 2004.

         C. The Loan Parties have requested, and the Purchaser has agreed, to amend Section 9.01(p) of the Agreement to provide an additional period of time to mutually agree upon the financial covenants for future periods, as set forth in this Amendment No. 2.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. Capitalized Terms. Except as specified in this Amendment No. 2, all terms of the Agreement remain unchanged. Capitalized terms used in this Amendment No. 2 and not otherwise defined have the meanings given to them in the Agreement.

         2. Amendment to the Agreement. Section 9.01(p) of the Agreement is amended and restated in its entirety by the following:

                           "(p) The Loan Parties and the Purchaser do not mutually agree to an amended and restated Financial Covenants Rider on or prior to April 30, 2004, including, without limitation, the adoption of financial covenants covering periods after March 31, 2004."

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         3. Representations and Warranties of the Loan Parties. To induce the
Purchaser to enter into this Amendment No. 2, the Loan Parties represent and warrant to the Purchaser as follows:

                  3.1 Reassertion of Representations and Warranties. The representations and warranties contained in the Agreement and the Ancillary Agreements are true and correct as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof.

                  3.2 No Event of Default. Each Loan Party has performed all of its obligations under the Agreement and the Ancillary Agreements to be performed by it on or before the date hereof and, as of the date hereof, each Loan Party is in compliance with all applicable terms and provisions of the Agreement and each of the Ancillary Agreements to be observed and performed by it and no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default has occurred.

                  3.3 Authority and Consents.

                           (a) The execution, delivery and performance of this Amendment No. 2 by each Loan Party have been duly authorized by each Loan Party and do not conflict with, or result in a default, right to accelerate, loss of rights under, or the creation of any Lien pursuant to, any provision of any Loan Party's Organizational Documents, or any agreement, law, rule or regulation, or any order, judgment or decree to which any Loan Party is a party or by which any Loan Party, or its respective properties are bound or affected (except for any Lien created under the Agreement or the Ancillary Agreements).

                           (b) Each Loan Party has full power and authority to enter into this Amendment No. 2 and to carry out the transactions contemplated by this Amendment No. 2. This Amendment No. 2 has been duly executed and delivered on behalf of each Loan Party and constitutes valid and binding obligations of each Loan Party enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

                           (c) No consent is required to be obtained or made by any Loan Party in connection with the execution, delivery and performance of this Amendment No. 2 by each Loan Party.

                  3.4 No Adverse Claim. No events have taken place and no circumstances exist on the date hereof which would give the Loan Parties a basis to assert a defense, offset or counterclaim to any claim of the Purchaser under the Agreement or any Ancillary Agreement.

         4. Conditions Precedent. The effectiveness of this Amendment No. 2 is subject to satisfaction of the following conditions:

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                  4.1 Representations and Warranties True. The representations and warranties of the Loan Parties in this Amendment No. 2 are true and correct on and as of the date hereof.

                  4.2 Compliance with Agreement. The Loan Parties have performed and complied with all agreements and conditions required by this Amendment No. 2 to be performed and complied with by them prior to or as of the date hereof.

                  4.3 No Event of Default. As of the date hereof, no condition or event exists or has occurred which would constitute an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

                  4.4 Delivery of Documents and Fees. The Loan Parties, or other appropriate Persons at the direction or request of the Loan Parties, have delivered to the Purchaser the following, duly executed as appropriate:

                           (a) this Amendment No. 2; and

                           (b) payment of all reasonable costs and expenses incurred by the Purchaser in connection with the drafting, negotiation and closing of the transactions contemplated by this Amendment No. 2.

         5. Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Amendment No. 2 will survive the closing of the transactions contemplated hereby and will not be affected by any examination or knowledge of, or the acceptance of any certificate or opinion by, the Purchaser.

         6. Governing Law. This Amendment No. 2 will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to its conflicts of law principles.

         7. Entire Agreement. This Amendment No. 2 and the other documents referred to herein, including but not limited to the Agreement, contain the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. The Agreement (as amended by this Amendment No. 2) supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

         8. No Waiver. This Amendment No. 2 is not intended to operate as, and may not be construed as, a waiver of any Event of Default whether known to the Purchaser or unknown, and all rights and remedies of the Purchaser with respect to any such Event of Default remain reserved.

         9. Payment of Expenses. As provided in Section 10.02(b) of the Agreement, the Loan Parties agree to reimburse the Purchaser for all reasonable costs and expenses incurred by such Purchaser in connection with the drafting, negotiation and closing of the transactions contemplated hereby.

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         10. Binding Nature of Loan Documents; Release. The Loan Parties
acknowledge and agree that the terms, conditions and provisions of the Agreement and of each Ancillary Agreement executed and delivered in connection with the Agreement are fully binding and enforceable agreements, and are not subject to any defense, counterclaim, set off or other claim of any kind or nature. The Loan Parties reaffirm and restate their duties, obligations and liabilities under the Agreement and each Ancillary Agreement executed by them in connection with the Agreement. The Loan Parties, on their own behalf and on behalf of their predecessors, successors and assigns, acknowledge that as of the date hereof, none of such parties has any claims or causes of action of any kind whatsoever pertaining to or arising out of the transactions contemplated by the Agreement against the Purchaser or any of its affiliates, officers, directors, employees, agents, attorneys, representatives, predecessors, successors or assigns. Each of the Loan Parties releases the Purchaser and each of its affiliates, officers, directors, employees, agents, attorneys, representatives, predecessors, successors or assigns, from any and all claims, causes of action, demands and liabilities of any kind whatsoever pertaining to or arising out of the transactions contemplated by the Agreement, this Amendment No. 2 and each of the Ancillary Agreements, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which any of the Loan Parties has or may acquire in the future relating in any way to any event, circumstance, action or failure to act from the beginning of time through the date hereof.

         11. Reference to the Agreement. From and after the date of this Amendment No. 2, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of similar meaning referring to the Agreement, and each reference in any Ancillary Agreement to the Agreement or "thereunder," "thereof," "therein" or words of similar meaning referring to the Agreement mean and are a reference to the Agreement as amended by this Amendment No. 2.

         12. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which will be an original, but all of which will constitute one and the same instrument. Any executed counterpart of this Amendment No. 2 delivered by facsimile or other electronic transmission to a party to this Amendment No. 2 will constitute an original counterpart of this Amendment No. 2.

         13. No Other Modification. Except as expressly amended by the terms of this Amendment No. 2, all other terms of the Agreement remain unchanged and in full force and effect.

                                    * * * * *

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         IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed by the parties hereto on the day and year first above written.

LOAN PARTIES:                               PURCHASER:

HEALTH FITNESS CORPORATION                  BAYVIEW CAPITAL PARTNERS LP

                                            By:   Bayview Capital Management LLC
By: /s/  Wesley W. Winnekins                      ------------------------------
   --------------------------                Its: General Partner
   Its:  CFO and Treasurer

                                            By:   /s/  Sean Epp
                                                --------------------------
HEALTH FITNESS REHAB, INC.                   Its: Director

By:   /s/  Wesley W. Winnekins
      -----------------------------
 Its: CFO and Treasurer

FITNESS CENTERS OF AMERICA

By:   /s/  Wesley W. Winnekins
      -----------------------------
 Its: CFO and Treasurer

HEALTH FITNESS CORPORATION OF CANADA, INC.

By:   /s/  Wesley W. Winnekins
      ------------------------------
 Its: CFO and Treasurer

Health Fitness Corporation

Second Amendment to Credit Agreement

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